Article II : DIRECTORS

2. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the whole board shall be not less than three (3) and not greater than nine (9).

Delete :

9. TEMPORARY BOARD COMPOSITION AND FUNCTIONS. For the period commencing October 4, 2005 and ending on the earlier of (i) the completion of the Corporation’s 2006 annual meeting of stockholders and (ii) the date on which the composition of the Corporation’s Board shall be in compliance with the corporate governance standard for the composition of boards of directors set forth by NASDAQ in respect of an application for listing on NASDAQ (including either of the NASDAQ National Market or NASDAQ Small Cap Market), and any rule, regulation or provision of the U.S. Securities and Exchange Commission relating thereto, the Board shall be subject to the following provisions, and to the extent such provision are inconsistent with any other provision in the Bylaws, the provisions hereunder shall apply:

NUMBER. The number of directors constituting the whole Board shall be seven (7).